UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tamara Joseph, the Chief Legal Officer and Corporate Secretary of Spero Therapeutics, Inc. (the “Company”), is stepping down from that position to pursue other interests, effective as of March 6, 2024 (the “Effective Date”). In connection with her departure, the Company’s Chief Executive Officer and President, Sath Shukla, stated, “We thank Tamara for her significant contributions and leadership and wish her the best in her future endeavors.”

The Executive Employment Agreement between the Company and Ms. Joseph, dated as of November 6, 2020, as amended on November 10, 2022, provides that Ms. Joseph will be entitled to the following: (i) severance as a continuation of payments in an amount equal to Ms. Joseph’s current annual base salary for a nine-month period, which will total $356,298.75, payable as continued salary in accordance with the Company’s regular payroll dates, and (ii) a pro rated cash bonus equal to $34,266.98 for the year ending December 31, 2024, among other customary provisions set forth therein. Such pro rated cash bonus will be paid to Ms. Joseph when the Company pays the 2024 annual bonuses to its employees in 2025, but in any event no later than March 15, 2025; in each case less all required taxes and employment-related deductions. To implement the foregoing, the Company and Ms. Joseph entered into a separation agreement (the “Separation Agreement”), dated as of February 9, 2024.

In addition, the Company entered into a consulting agreement with Ms. Joseph (the “Consulting Agreement”), dated as of February 9, 2024 and effective as of the Effective Date, pursuant to which Ms. Joseph will provide consulting services to the Company on an hourly, as needed basis, for a term of nine months following the Effective Date at a rate of $395.00 per hour. Ms. Joseph’s employee stock options and restricted stock units (“RSUs”) will continue to vest during the term of the Consulting Agreement and after the term of the Consulting Agreement ends, all of Ms. Joseph’s then vested and unexercised options and RSUs will be exercisable for 90 days in accordance with the terms of such options and RSUs and the Company’s 2017 Stock Incentive Plan, as amended, and the Company’s 2019 Inducement Equity Incentive Plan, as amended, as applicable.

A copy of the Separation Agreement and Consulting Agreement will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the foregoing descriptions are subject in all respects to the actual terms of the Separation Agreement and Consulting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2024	SPERO THERAPEUTICS, INC.

	By:	/s/ Satyavrat Shukla
Satyavrat Shukla
President and Chief Executive Officer

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